EXHIBIT 99.1

Chicago

Federal Home Loan Bank

$375 Million STOCK REDEMPTION ANNOUNCED

November 8, 2006

To All Members:

Today the Federal Housing Finance Board authorized the Federal Home

Loan Bank of Chicago's redemption of $375 million of members' excess

(or "voluntary") capital stock.

On November 13, you will receive information regarding the procedure for the redemption of a portion of outstanding voluntary stock. The package,

which will be sent via Federal Express, will contain:

  a letter announcing the redemption;
  stock redemption guidelines;
  the amount of your voluntary stock as of the close of business on

November 9, 2006, which will be used as the basis of calculation of redemption; and

  the Excess Capital Stock Redemption Form required for participation in the redemption.

In order to participate in this redemption, you must:

  complete the Excess Capital Stock Redemption Form in its entirety;

  return the form to the Bank via fax.

The Bank must receive the completed Excess Capital Stock Redemption Form by 5 PM (CDT) on December 6, 2006. If you anticipate any advance activity during this redemption period, please remember to ensure sufficient stock remains at the Bank.

Please call your Relationship Manager if you have any questions.

Thank you.

Charles A. Huston

Executive Vice President

Member Relationship Management